Exhibit 10.6(c)

REF:GB78191711003-3

GUARANTEED MAXIMUM CONTRACT

CHINA EVERBRIGHT BANK

Directory

Chapter one	General
Chapter two	Definition
Chapter three	The principal debt secured by
Chapter four	Guaranteed way
Chapter five	Warranty
Chapter six	Warranty period
Chapter seven	The documents the guarantor shoud submit
Chapter eight	Representations and Warranties of guarantor
Chapter nine	Guarantor’s commitment
Chapter ten	The nature and effectiveness of security
Chapter eleven	Events of default
Chapter twelve	others
Chapter thirteen	Applicable Law and Dispute Resolution
Chapter fourteen	Effectiveness ,change and release of the contract
Chapter fifteen	Attachment
Chapter sixteen	Supplementary

Guaranteed Maximum Contract

Guarantor: Icon Energy Systems (Shenzhen) Co., Ltd.

Address: Block A,4/F,Jinmeiwei Industrial Park, Guanlan Hi-tech Industrial Park, Shangkeng Community, Guanlan Town, Baoan District, Shenzhen,

Zip code:	518000

Legal representative: PanDangyu

Attorney:

Managers:	SunXun
TEL:	0755-89686802
FAX:	0755-89686819
Bank:	Bank Of China. LongHua Branch
A/C NO.	***

Creditor:	China Everbright Bank Co.,Ltd, Shenzhen Branch
Address:	No.26 of 7th Zizhu Road Zhuzilin, Futian District, Shenzhen, Guangdong 518000

Legal representative/Person in charge: Peng Jianping,

Managers:	Yang Xiaolin
TEL:	0755-81483044
FAX:	0755-28138641

Chapter one General

To ensure the fulfillment that, 26th Jan, 2018 SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. (hereinafter referred to as "fiduciary") signed with the creditor numbered ZH78191711003"Comprehensive Credit Agreement" (hereinafter referred to as " Comprehensive Credit Agreement ") ,guarantor is willing to provide the maximum amount of credit joint liability guarantee to secure fiduciary will pay off the entire debt under its "comprehensive credit agreement" timely and fully.

After reviewing , the creditor agreed to accept a guarantee provided by the guarantor. In order to clarify both the guarantor and the creditor rights and obligations We formulated this contract guided by the principles of equality and mutual benefit, in accordance with the provisions of relevant laws and regulations.

Chapter two Definition

Article 1 Unless the context requires or the Contract requires , in this Contract:

Master contract: refers to creditor and fiduciary signed the "Comprehensive Credit Agreement" as well as the creditor and fiduciary signed a specific credit business contract or agreement under "comprehensive credit agreement" for each credit business.

Specific credit business contract or agreement refers to the creditor guided by "comprehensive credit agreement" provide the single specific credit business contract or agreement to the fiduciary, which is signed with the fiduciary including the local currency and the foreign currency loans, trade finance, discount, acceptances, letters of credit, guarantees, factoring, guarantees and other off-balance sheet credit payment form (collectively, "specific credit business").

Chapter three The principal debt secured by

Article 2 The principal debt secured by the guarantor is all the specific credit business incurred under the contract or agreement signed by creditor and fiduciary based on the master "comprehensive credit agreement" .The guaranteed maximum principal debt for "Comprehensive Credit Agreement" is RMB twenty million.

Of the following cases, the main contract claims to determine:

(One) identify expiry of the period of the main contract;

(Two) the new creditor can not happen;

(Three) the creditor and the fiduciary terminate the contract or the creditor and the guarantor terminate the contract;

(Four) the fiduciary or the guarantor is declared bankrupt or is revoked, suspended, canceled or dissolution;

(Five ) other cases law claimed.

Chapter four Guaranteed way

Article 3 Guarantor provided the joint and several liability guarantee under the contract

Chapter five Warranty

Article 4 Guaranteed under this contract include: a fiduciary under the contract shall repay or pay the debt principal to the main creditor, interest (including statutory interest, agreed interest and penalty interest), compound interest, fees, liquidated damages, compensation, the cost of the claim, (including, but not limited to, litigation costs, attorneys' fees, notary fees, implementation costs, etc.) and all other fees payable (above together referred to as "collateralized debt obligations").

Article 5 Creditor used to indicate any credit secured debt under the contract or any proof payable ,unless there is manifest error, the two sides should be the conclusive evidence of the relationship between credit and debt and is binding on the guarantor.

Chapter six Warranty period

Article 6 each specific credit business guarantee period under "Comprehensive Credit Agreement" calculated separately since specific contract or agreement fiduciary obligations to fulfill the expiration date (as required by law or agreement which led to the events specific credit business contract or agreement early maturity, compared with earlier due date) two years.

Chapter seven The documents the guarantor shoud submit

Article 7 Guarantor shall ensure that a fiduciary who first used the credit provided under the main contract specific credit business before the credit has been received, guarantor submitted the following documents:

1. The legal representative or agent effective guarantor signature or seal and affix the official seal of the original contract;

2. Guarantor's articles of association or approve the establishment of documentation and sponsorship by the latest annual inspection business license or certificate of legal institutions, or other legal existence can prove guarantor state documents;

3. Prove creditworthiness of the guarantor's financial statements or other information;

4. Guarantor's board of directors or the right to decide matters of this warranty other guarantor guarantor internal agencies agreed to provide guarantee for this contract in accordance with a resolution;

5. Guarantor reasonably required to provide credit and other documents.

For a copy of the above documents, are subject to confirmation that the guarantor stamped copy is true, complete, valid file.

Chapter eight Representations and Warranties of guarantor

Article 8 Guarantor make the following representations and warranties to the creditor here :

1. The guarantor and validly existing legal entity / other organization in accordance with Chinese laws established, with independent civil capacity, and enjoy the full power, authority and rights of all of its assets and business activities of civil liability.

2. Guarantor has sufficient power, authority and rights to sign this contract and conduct transactions under this contract and has taken or obtained all necessary legal actions and other actions and agreed to authorize the execution and performance of this contract. The contract is guaranteed by a legal representative or agent valid signature.

3. Guarantor has carefully read and fully understood the contract and t accept the Lord contents and guarantor execution and performance of this contract is voluntary, under this contract in the full meaning of true representation.

4. Guarantor provide all the documents, data, reports, and documents to the creditor are accurate, true, complete and effective, and a copy of the form of documents are consistent with the original.

5. Guarantor has been made to sign this contract with all the necessary government approvals and third party consents, the execution and performance of this contract does not violate the sponsor's corporate constituent documents / approval documents (if any) and as a party to any other contract or agreement. Guaranteed under this contract will not be subject to any restrictions.

6. To ensure that the contract legality, validity or enforceability of the guarantor has been completed or will complete all required registration, filing or notary procedures.

7. This contract is legally valid, on the guarantor constitute a legally binding obligation.

8. Currently there is no surety or anything involving major operating assets and will be the guarantor's financial position or guarantor to fulfill its obligations under this contract and adversely affect the ability of litigation, arbitration or administrative proceedings.

9. Guarantor did not occur or exist any event of default.

Article 9 the representations and warranties of the guarantor in the life of the contract shall remain correct and that the guarantor will be ready by the creditor's request for further documents.

Chapter nine Guarantor’s commitment

Article 10 before all of the secured debt repaid ,the guarantor shall comply with the following provisions:

1 The guarantor shall immediately notify the creditor any of the following events:

(1) the occurrence of any event of default;

(2) relates to the guarantor or any major operating assets of litigation, arbitration or administrative proceedings;

(3) the guarantor’s financial position deterioration, suspension of business, or is declared bankrupt, dissolved, revoked business license / certificate of legal institutions or revoked.

2. In the life of the contract, as long as all of the secured debt is not repaid, without the prior written consent of the creditor, the guarantor couldn’t make any associate, contract, lease, merger, joint-stock reform, or other mode of operation and ownership structure changed arrangements; If indeed due to operational needs or national policies, laws need to adjust for associates, contract, lease, merger, joint-stock reform, or otherwise change its mode of operation or ownership structure, the guarantor shall obtain the prior written consent of the creditor and in this contract under its warranty obligations and obligations to make a satisfactory credit arrangement.

3. In the life of the contract, as long as all of the secured debt is not repaid, except with the prior written consent of the creditor, the guarantor shall not sell, transfer, or otherwise dispose split any material operating assets

4. In the life of the contract, before the completion of the all the secured debt fully settled, guarantor will not be in respect of its generation of a fiduciary to the creditor settlement of any sum or its fiduciary may be entitled to any other creditor, to the fiduciary recourse or claim right

5. In the life of the contract, the guarantor as the administrative department for industry and commerce to make any changes to registration, should be after the change ten working days written notice to the creditor and the creditor files a copy of the relevant registration creditor.

6. If a fiduciary fails to pay the secured debt timely, the guarantor shall, upon receipt of payment in writing to the creditor within seven working days of the creditor, the creditor unconditionally in the manner required by a fiduciary on behalf of the creditor payment of such debts.

7. If the guarantor fails to credit the person's request to timely payment of any sum under the contract, the creditor entitled to directly from the guarantor to the creditor or credit to any other person within the system of opening branches directly deduct any account, without having to obtain the prior consent of the guarantor.

8. Upon the request of the creditor, the guarantor shall be required to pay immediately to the credit or compensation for costs and losses following:

(1) Credit artificially realize the rights under this contract incurred all costs and expenses (including but not limited to attorney's fees, court costs, fees and all other executive actual expenditure); and

(2) due to violation of the contract and the guarantor to the creditor liable for any other losses

Chapter ten The nature and effectiveness of security

Article 11 This contract guarantees established by independent credit secured debt artificially made by any other guarantee. Credit to exercise rights under this contract without first implementation of its former holdings of any other guarantees (whether material or human security guarantees), and need not first to the fiduciary or any other third party to take any other relief measures.

Chapter eleven Events of default

Article 12 Each of the following events and issues constitute Guarantor in the event of default under the contract:

1. Master contract any event of default occurs under;

2. Guarantor under this contract made representations, warranties or undertakings are recognized as incorrect or untrue;

3. The main part of any contract for any reason is no longer fully valid, or is terminated for any reason or restricted;

4. Guarantor suspend or cease business or enters bankruptcy, liquidation, or other similar programs out of business, or the guarantor being filed for bankruptcy liquidation or authorities decided to suspend or temporarily suspended operations

5. Occurred against the guarantor or a substantial operating assets litigation, arbitration or administrative proceedings;

6. Guarantor is in breach of its present obligations under the contract or the occurrence of other people think that credit will adversely affect the creditor rights under this Contract other events.

Article 13 of the event of default has occurred, as the case is entitled to take credit of any one or more of the following measures:

1. Exercise credit in the main contract and enjoyed under this contract remedies for breach of contract;

2. Guarantor in accordance with the requirements of the contract responsibility of guarantee;

3. Exercise of the creditor was secured debt may have any other security interest.

Chapter twelve others

Article 14 without the prior consent of the creditor, the guarantor shall not transfer or otherwise dispose of their under this contract in whole or part of the bligations.

Article 15 of people give credit guarantors any grace, discount or delay, shall not affect, damage or limit the creditor under this contract and the laws and regulations and all the rights; no person should be treated as credit rights under this Contract and interest waiver, does not affect the guarantor under this contract from any liability and obligations.

Article 16 If at any time any of the terms of this contract are in any way or becomes illegal, invalid or unenforceable, the other provisions of this contract the legality, validity or enforceability is not affected or impaired.

Article 17 of the contract, the guarantor shall be guaranteed full payment of the debt, offset shall not make any claim, nor shall any conditions.

Article 18 The contract mutual issue relating to this contract notice requirements should be made in writing, sent to the home page of this contract the parties listed in the address or fax. Any party to change its address or fax, the need for timely notice to the other.

Communications between the parties, such as by hand, after delivery shall be deemed to be served; if sent by registered letter, and in three days after sending a registered letter shall be deemed to be served; if sent by facsimile , shall be deemed to be served at the time of issue

Chapter thirteen Applicable Law and Dispute Resolution

Article 19 of the contract and the contract any of the matters covered by Chinese law, and in accordance with Chinese law explained.

Article 20 During the performance of this contract or in connection with all disputes relating to this contract, the two parties settled through friendly consultations. Negotiation can not reach agreement, either party may apply to the credit people local people's court.

Chapter fourteen Effectiveness ,change and release of the contract

Article 21 of this contract from the guarantor and the creditor both legal representative or agent or stamped and stamped with the official seal of the date.

Article 22 After the commencement of this contract, either party may change or premature termination of the contract. If we need to change or cancel the contract, the guarantor and the creditor shall be approved by mutual agreement, and reach a written agreement. Prior written agreement is reached, the provisions of this contract is still valid.

Chapter fifteen Attachment

Article 23 The matters covered in this contract, the guarantor and the creditor both parties may otherwise agree in writing, as an annex to this contract. Hereto are an integral part of this contract, this contract have the same legal effect.

Article 24 of the annex to the contract include:

1.

2.

Chapter sixteen Supplementary

Article 25 of the original contract a formula two copies guarantor holding one copies of credit people who one copies of the same legal effect.

Article 26 This Contract 26th Jan, 2018 by the guarantor and the creditor in Shenzhen signed.

Article 27 The parties to the contract agree to this contract notarized promise to give the contract unenforceable. When a fiduciary, the guarantor is not fulfilled, or if the debt is not completely fulfill the laws and regulations, the implementation contract creditor claims, guarantees the right circumstances, the creditor has the right to direct the people's court having jurisdiction for enforcement. Fiduciary, guarantor loan made under this contract enforcement application without any objection. (This section is optional terms, the parties choose this contract [ ]. 1, applies; 2, does not apply.)

This page is page contract signed by both parties, no text)

Guarantor (stamp):

Legal representative

(Or agent)

Creditor (stamp):

Legal Representative / CEO:

(or agent )